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                                                                EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the following Registration Statements of Tekelec on Form S-8 (Registration Nos. 33-48079, 33-82124, 33-60611, 333-05933, 333-28887, 333-37843 and 333-71261) and on Form S-3
(Registration No. 33-62035) of our report dated February 2, 1999, on our audits of the consolidated financial statements and financial statement schedule of Tekelec as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997 and 1996, which report is included in this Annual Report on Form 10-K.


/s/
PricewaterhouseCoopers LLP
Woodland Hills, California
March 29, 1999